UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 837-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On August 12, 2021, Smith Micro Software, Inc. (the “Company”) announced that Michael K. Fox has been appointed as Interim Vice President, Finance of the Company effective as of August 10, 2021 and will become the Interim Chief Financial Officer as of the date when Tim Huffmyer, the Company’s current Chief Financial Officer, vacates that office, which, as previously disclosed, is expected to be on or about September 3, 2021.

Mr. Fox, age 56, most recently was serving as a consultant in executive finance roles for various private equity-backed portfolio companies, primarily in the logistics and industrial refrigerant industries, from October 2019 until his appointment by the Company.  Prior thereto, from July 2019 to October 2019 Mr. Fox served as Interim Vice President of Finance at Scientel Solutions, LLC, a private telecommunications and engineering consulting company.  From October 2017 to December 2018, Mr. Fox served as Chief Financial Officer, Americas for A-Gas, a global private refrigerant and reclamation company. Prior thereto, from February 2015 to September 2017, Mr. Fox served as Vice President of Finance and Chief Financial Officer of FedEx Supply Chain (formerly GENCO), a North American provider of integrated logistics management and services across technology, retail, consumer and healthcare business sectors, and prior thereto he served as GENCO’s Senior Vice President of Finance from January 2012 to January 2015.  Prior to his service at GENCO, Mr. Fox served in various leadership and accounting roles, including at Alloy, Inc., iGate Corporation and Ernst & Young.  Mr. Fox holds Bachelor of Science degrees in Accounting and in Business Management from Indiana University of Pennsylvania and is a certified public accountant.

There are no arrangements or understandings between Mr. Fox and any other persons pursuant to which Mr. Fox was selected as the Interim Vice President, Finance or Interim Chief Financial Officer of the Company. There are no family relationships between Mr. Fox and any director or executive officer of the Company, and Mr. Fox has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed.

In connection with Mr. Fox’s appointment, on August 6, 2021, the Company entered into an offer letter (the “Offer Letter”) with Mr. Fox, which provides that Mr. Fox will receive an annual base salary of $250,000 and will be eligible to participate in the Company’s standard benefits programs.  A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on August 12, 2021 announcing the appointment of Mr. Fox to the positions set forth above in Item 5.02, a copy of which is furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Offer Letter of Michael K. Fox
99.1	Press Release dated August 12, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: August 12, 2021	By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President and Chief Financial Officer